                              ARTHUR ANDERSEN LLP                     Exhibit 11






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.

/s/ Arthur Andersen LLP
Phoenix, Arizona,
  February 19, 1997.